                                                                    Exhibit 12.1
                 Prime Group Realty Trust and The Predecessor

            Statements Regarding Computation of Ratios of Earnings
          to Combined Fixed Charges and Preferred Share Distributions
                            (Dollars in Thousands)

                                                                 Prime Group Realty Trust - Historical
                                                Three Months        Nine Months
                                                   Ended               Ended             Year ended      Period From November
                                               September 30,       September 30,        December 31,       17, 1997 through
                                           -------------------- -------------------- --------------------    December 31,
                                               2000     1999       2000      1999        1999     1998           1997
                                           -------------------- -------------------- ----------------------------------------
Earnings:
 Income before preferred
  Share distributions and
  Minority interests per
  the consolidated
  financial statements                       $14,359  $57,434    $26,277  $ 80,418    $ 33,567  $30,866         $1,427
 Interest expense                             15,327   10,899     42,458    32,822      42,648   30,901          1,680
 Amortization of debt
  issuance costs                                 822      646      2,965     1,739       2,424    1,230            140
                                           -------------------- ------------------- -----------------------------------------
Earnings                                     $30,508  $68,979    $71,700  $114,979    $ 78,639  $62,997         $3,247
                                           ==================== =================== =========================================
Fixed charges:
 Interest expense                            $15,327  $10,899    $42,458  $ 32,822    $ 42,648  $30,901         $1,680
 Capitalization of
  interest expense                             3,416    2,519      9,439     5,513       7,986    2,498              -
 Amortization of debt
  Issuance costs                                 822      646      2,965     1,739       2,424    1,230            140
 Preferred share
  Distributions                                3,036    3,037      9,110     9,067      12,103    7,971            345
                                           -------------------- ------------------- -----------------------------------------
Total fixed charges                          $22,601  $17,101    $63,972  $ 49,141    $ 65,161  $42,600         $2,165
                                           ==================== =================== =========================================
Ratio of earnings to
 combined fixed charges
 and preferred share
 distributions                                  1.35     4.03       1.12      2.34        1.21     1.48           1.50
                                           ==================== =================== =========================================
Excess/(deficit) of earnings to
 combined fixed charges
 and preferred share
 distributions                               $ 7,907  $51,878    $ 7,728  $ 65,838    $ 13,478  $20,397         $1,082
                                           ==================== =================== =========================================
Funds from operations:
 Funds from operations(1)                    $12,394  $14,539    $41,549  $ 43,048    $ 53,983  $47,996         $3,439
 Interest expense                             15,327   10,899     42,458    32,822      42,648   30,901          1,680
 Amortization of debt
  issuance costs                                 822      646      2,965     1,739       2,424    1,230            140
 Preferred share
  distributions                                3,036    3,037      9,110     9,067      12,103    7,971            345
                                           -------------------- ------------------- -----------------------------------------
Adjusted funds from
 operations                                  $31,579  $29,121    $96,082  $ 86,676    $111,158  $88,098         $5,604
                                           ==================== =================== =========================================
Fixed charges:
 Interest expense                            $15,327  $10,899    $42,458  $ 32,822    $ 42,648  $30,901         $1,680
 Capitalization of
  interest expense                             3,416    2,519      9,439     5,513       7,986    2,498              -
 Amortization of debt
  issuance costs                                 822      646      2,965     1,739       2,424    1,230            140
 Preferred share                                                   9,110
  Distributions                                3,036    3,037                9,067      12,103    7,971            345
                                           -------------------- ------------------- -----------------------------------------
Total fixed charges                          $22,601  $17,101    $63,972  $ 49,141    $ 65,161  $42,600         $2,165
                                           ==================== =================== =========================================
Ratio of funds from Operations to
 combined fixed charges and preferred
 share distributions                            1.40     1.70       1.50      1.76        1.71     2.07           2.59
                                           ==================== =================== =========================================
Excess of funds from
 operations to combined
 fixed charges and
 preferred share
 distributions                               $ 8,978  $12,020    $32,110  $ 37,535    $ 45,997  $45,498         $3,439
                                           ==================== =================== =========================================

(1) Funds from operations for the three and nine months ended September 30, 1999, for the years ended December 31, 1999 and 1998, and for the period from November 17, 1997 through December 31, 1997 have been restated in accordance with standards established by the Board of Governors of NAREIT in its 1999 White Paper, which results in the exclusion of certain non recurring items and the inclusion of the effects of straight line rental revenue. Years and periods prior to November 17, 1997 have not been restated due to the unavailability of certain required information.

                                                                    Exhibit 12.1

                 Prime Group Realty Trust and The Predecessor

            Statements Regarding Computation of Ratios of Earnings
          to Combined Fixed Charges and Preferred Share Distributions
                            (Dollars in Thousands)


                                                                                    Predecessor - Historical
                                                                 -----------------------------------------------------------
                                                                      Period from
                                                                    January 1, 1999                 Year ended
                                                                    through November                December 31,
                                                                           16,           -----------------------------------
                                                                          1997                1996                1995
                                                                 -----------------------------------------------------------
Earnings:
 Loss before preferred share distributions and minority
  interests per the combined financial statements                     $(29,050)           $(31,417)           $(29,576)
 Interest expense                                                       34,417              37,217              36,234
 Amortization of debt issuance costs                                       630                 594               1,148
                                                                 -----------------------------------------------------------
Earnings                                                              $  5,997            $  6,394            $  7,806
                                                                 ===========================================================

Fixed charges:
 Interest expense                                                     $ 34,417            $ 37,217            $ 36,234
 Capitalization of interest expense                                          -                   -                   -
 Amortization of debt issuance costs                                       630                 594               1,148
 Preferred share distributions                                               -                   -                   -
                                                                 -----------------------------------------------------------
Total fixed charges                                                   $ 35,047            $ 37,811            $ 37,382
                                                                 ===========================================================
Ratio of earnings to combined fixed charges and
  preferred share distributions                                              -                   -                   -
                                                                 ===========================================================
Deficit of earnings to combined fixed charges and
 preferred share distributions                                        $(29,050)           $(31,417)           $(29,576)
                                                                 ===========================================================
Funds from operations:
 Funds from operations                                                $(14,461)           $(17,367)           $(12,733)
 Interest expense                                                       34,417              37,217              36,234
 Amortization of debt issuance costs                                       630                 594               1,148
 Preferred share distributions                                               -                   -                   -
                                                                 -----------------------------------------------------------
Adjusted funds from operations                                        $ 20,586            $ 20,444            $ 24,649
                                                                 ===========================================================
Fixed charges:
 Interest expense                                                     $ 34,417            $ 37,217            $ 36,234
 Capitalization of interest expense                                          -                   -                   -
 Amortization of debt issuance costs                                       630                 594               1,148
 Preferred share distributions                                               -                   -                   -
                                                                 -----------------------------------------------------------
Total fixed charges                                                   $ 35,047            $ 37,811            $ 37,382
                                                                 ===========================================================
Ratio of funds from operations to combined fixed charges
 and preferred share distributions                                           -                   -                   -
                                                                 ===========================================================
Deficit of funds from operations to combined fixed charges
 and preferred share distributions                                    $(14,461)           $(17,367)           $(12,733)
                                                                 ===========================================================